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                                                                    Exhibit 23.2



                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Employee Stock Purchase Plan of Children's Comprehensive Services, Inc., of our report dated August 19, 1998, except for Note R, as to which the date is September 17, 1998, with respect to the consolidated financial statements and schedule of Children's Comprehensive Services, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.


                                             Ernst & Young LLP


Nashville, Tennessee
December 21, 1998